UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2003

SPHERION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11997	36-3536544

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2050 Spectrum Boulevard
Fort Lauderdale, Florida 33309

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (954) 308-7600

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

     On July 7, 2003, Spherion Corporation, a Delaware corporation (NYSE: SFN) (the “Company”), issued a press release announcing that Chief Executive Officer Cinda A. Hallman has taken a medical leave of absence, Roy G. Krause has been appointed President and Chief Operating Officer of the Company and Mark W. Smith has been appointed Chief Financial Officer of the Company.

     The full text of the press release issued by the Company on July 7, 2003 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERION CORPORATION

Date: July 7, 2003	By: /s/ Roy G. Krause

President & Chief Operating Officer

EXHIBIT INDEX

Exhibit	Document

99.1	Press Release dated July 7, 2003

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